Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157339) and S-8 (No. 333-146656) of MAP Pharmaceuticals, Inc. of our report dated March 11, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 2 to the Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 9, 2010